Investor Contact: Scott Galovan
Avanos Medical, Inc.
470-562-2692
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces First Quarter 2025 Results

ALPHARETTA, Ga., May 6, 2025/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported first quarter 2025 financial results.
“In my first couple of weeks at Avanos, I’ve noticed that the transformation efforts made around the portfolio, the organizational structure and cost management have positioned us well to accelerate our growth profile,” said David Pacitti, Avanos’s recently appointed Chief Executive Officer. Pacitti continued, “I really like the energy and strategic focus we have right now, which can be leveraged for more consistent execution, to identify more go-to-market strategies and continued margin profile enhancements.”
First Quarter 2025 Financial Highlights
•Total net sales were $167.5 million, a 0.8% increase from the comparable prior year period.
•Net income was $6.6 million, compared to net income from continuing operations of $0.5 million a year ago.
•Adjusted net income was $12.0 million, compared to $10.1 million a year ago.
•Diluted earnings per share was $0.14, compared to $0.01 a year ago.
•Adjusted diluted earnings per share was $0.26, compared to $0.22 a year ago.
•Adjusted EBITDA was $21.6 million, compared to $21.6 million a year ago.
First Quarter 2025 Operating Results
For the three months ended March 31, 2025, net sales were $167.5 million, an increase of 0.8% compared to the prior year period. Adjusted for foreign currency effects and the impact of our decision not to pursue certain revenue streams that do not meet our minimum return criteria, organic net sales were up 2.8% compared to a year ago.
Gross margin for the three months ended March 31, 2025 was 53.6%, compared to 57.1% last year. Adjusted gross margin was 56.7% compared to 59.8% last year and was impacted by unfavorable pricing for our hyaluronic acid (“HA”) products, which are now reported in “Corporate and Other.”
Selling and general expenses as a percentage of net sales were 45.2% for the three months ended March 31, 2025, compared to 50.3% for the prior year period. The decrease was primarily due to lower costs associated with restructuring, transformation and divestiture-related transition activities. On an adjusted basis, selling and general expenses as a percentage of net sales was 43.4% for the first three months of 2025, compared to 45.8% in the prior year period.

As a result, operating income for the three months ended March 31, 2025 was $10.3 million, compared to an operating income of $4.0 million in the prior year period. On an adjusted basis, operating income for the first quarter was $17.1 million compared to $16.3 million a year ago.
Net income for the three months ended March 31, 2025 was $6.6 million, compared to net income from continuing operations of $0.5 million a year ago.
Adjusted EBITDA for the three months ended March 31, 2025 was $21.6 million, unchanged from the prior year period.
First Quarter 2025 Segment Results
Specialty Nutrition Systems (“SNS”)
SNS segment delivered above-market results in the first quarter of 2025, achieving net sales of $101.1 million, with 8.7% volume growth driven by continued strong demand across both our enteral feeding and neonate solutions categories. Operating income for the three months ended March 31, 2025 was $21.1 million, or 20.9% of SNS net sales, due to higher volume and lower selling, general and administrative expenses.
Pain Management and Recovery (“PM&R”)
Our PM&R segment net sales for the three months ended March 31, 2025 were $56.2 million, with volume growth offset by unfavorable currency effects and the effects of certain revenue streams that we strategically decided not to pursue this year. Net sales of radiofrequency ablation (“RFA”) products grew 8.2%, reflecting momentum in RFA generator sales, which resulted in more procedures, especially in the ESENTEC and TRIDENT product lines. Net sales in surgical pain and recovery for the first quarter of 2025 were 9.3% lower than last year, in line with our expectations. Operating profit for the three months ended March 31, 2025 was $0.2 million compared to an operating loss of $2.1 million last year due to lower selling, general and administrative expenses partially offset by lower manufacturing volume.
Cash Flow and Balance Sheet
As of March 31, 2025, we had $97.0 million of cash on hand as of March 31, 2025 compared to $107.7 million at year-end 2024. Cash flow from operations for the first quarter was an inflow of $25.7 million, compared to an outflow of $8.0 million a year ago, and free cash flow for the first quarter was an inflow of $19.0 million, compared to an outflow of $12.1 million a year ago. Total debt outstanding, net of unamortized discounts, was $107.4 million at March 31, 2025, compared to $134.7 million at December 31, 2024.
2025 Outlook
We are maintaining our 2025 estimated revenue of between $665 million and $685 million. However, we are lowering our estimated adjusted diluted earnings per share to between $0.75 and $0.95, primarily due to the impact of recently announced tariffs.
The updated guidance on adjusted diluted earnings per share range reflects the Company’s current estimate of the impact of the tariffs that are in effect or have been announced as of the time of this press release. The estimate assumes that management’s mitigation plans will be able to mitigate the impact of tariffs through cost containment measures, the USMCA and other existing international agreements that allow for reduced or duty-free importation of products. The estimate also assumes that while tariffs on China-origin goods will be meaningfully higher than last year, they will be significantly below the 145% rate announced in April 2025. If the final tariffs are higher than we anticipate, or if we are unable to successfully mitigate the impact of tariffs, the adverse effect on the Company’s business, financial condition, results of operations and cash flows could be material. The ultimate impact from any tariffs remains uncertain and will depend on various factors, including the level of imports from China and Mexico, the level of tariff exemptions, the proportion of our components procured and our finished goods manufactured outside of the United States, and the amount, scope, nature, and timing of the tariffs.

Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted net income;
•Adjusted diluted earnings per share;
•Adjusted gross and operating income;
•Adjusted income before taxes;
•Adjusted effective tax rate;
•Adjusted selling, general and administrative expenses;
•Adjusted EBITDA; and
•Free cash flow.
These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Certain acquisition and integration charges related to acquisitions;
•Expenses associated with restructuring and transformation activities, including the divestiture of the Company’s respiratory health business;
•Expenses associated with European Union Medical Device Regulation (“EU MDR”) compliance;
•The amortization of intangible assets associated with prior business acquisitions;
•The tax effects of certain adjusting items; and
•The positive or negative effect of changes in currency exchange rates during the year.
The Company provides these non-GAAP financial measures as supplemental information to its GAAP financial measures. Management and the Company’s board of directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted EBITDA, and free cash flow to: (a) evaluate the Company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the Company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of the Company’s ongoing business operations.
Additionally, the compensation committee of the Company’s board of directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the Company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.
Our competitors may define these non-GAAP financial measures differently, and as a result, our measure of these non-GAAP financial measures may not be directly comparable to those of other companies. Items excluded from these non-GAAP financial measures are significant components in understanding and assessing financial performance. These non-GAAP financial measures are supplemental measures of operating performance that do not represent, and should not be considered in isolation or as an alternative to, or substitute for, the financial statement data presented in the Company’s consolidated financial statements as indicators of financial performance. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures as supplemental information.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.
Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. To instantly join the conference by phone, use the following link to register close to the start time: https://emportal.ink/4gbW8ah. After registering, the system will call you and automatically connect you to the conference call. Alternatively, you may join the call by dialing 1-646-357-8785 or 1-800-836-8184 and you will be connected to the call by an operator. A simultaneous webcast of the call and presentation will be accessible via the Investors section of the Avanos Medical website, https://avanos.investorroom.com. A replay of the call will be available within two hours of the end of the call and will be available for one week. Alternatively, you may dial 1-646-517-4150 or 1-888-660-6345 in the United States and enter passcode 22122#.
About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical technology company focused on delivering clinically superior solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to addressing some of today’s most important healthcare needs, including providing a vital lifeline for nutrition to patients from hospital to home, and reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands globally and holds leading market positions in multiple categories across its portfolio. For more information, visit www.avanos.com and follow Avanos Medical on X (@AvanosMedical), LinkedIn and Facebook.
Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue” and similar expressions. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; shortage in drugs used in our Surgical Pain and Recovery products or other disruptions in our supply chain; the ongoing regional conflicts between Russia and Ukraine and in the Middle East; our ability to successfully execute on or achieve the expected benefits of our transformation initiative or our divestiture, acquisition or merger transactions; inflationary pressures; the expected impact of tariffs and our ability to mitigate tariffs; financial conditions affecting the banking system and the potential threats to the solvency of commercial banks; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. The information contained herein speaks only as of the date of this release and we undertake no obligation to update forward-looking statements, except as may be required by the securities laws.
Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Net Sales	$167.5	166.1
Cost of products sold	77.7	71.3
Gross Profit	89.8	94.8
Research and development expenses	5.4	7.0
Selling and general expenses	75.7	83.6
Other (income) expense, net	(1.6)	0.2
Operating Income	10.3	4.0
Interest income	1.5	0.6
Interest expense	(2.1)	(3.1)
Income Before Income Taxes	9.7	1.5
Income tax provision	(3.1)	(1.0)
Income from Continuing Operations	6.6	0.5
(Loss) Income from discontinued operations, net of tax	—	(1.4)
Net Income (Loss)	$6.6	$(0.9)

Interest expense, net	$0.6	$2.5
Income tax provision	3.1	0.5
Depreciation and amortization	9.6	11.4
EBITDA	$19.9	$13.5

Earnings (Loss) Per Share
Basic
Continuing operations	$0.14	$0.01
Discontinued operations	—	(0.03)
Basic Earnings (Loss) Per Share	$0.14	$(0.02)

Diluted
Continuing operations	$0.14	$0.01
Discontinued operations	—	(0.03)
Diluted Earnings (Loss) Per Share	$0.14	$(0.02)

Common Shares Outstanding
Basic	46.1	46.2
Diluted	46.7	46.7

AVANOS MEDICAL, INC.
Discontinued Operations Summary
(unaudited)
(in millions, except per share amounts)

Three Months Ended March 31, 2024
Net Sales	$16.9
Cost of products sold	15.9
Gross Profit	1.0
Other expense, net	2.9
Loss from discontinued operations before income taxes	(1.9)
Income tax benefit from discontinued operations	0.5
Loss from discontinued operations, net of tax	$(1.4)

Loss Per Share
Basic	$(0.03)
Diluted	$(0.03)

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
		Continuing Operations	Discontinued Operations	Total
As reported	$89.8	$94.8	$1.0	$95.8
Restructuring and transformation charges	—	0.7	—	0.7
Post-RH Divestiture transition charges	—	0.5	—	0.5
Post-RH Divestiture restructuring	2.3	—	—	—
Intangibles amortization	2.9	3.4	—	3.4
As adjusted non-GAAP	$95.0	$99.4	$1.0	$100.4
Gross profit margin, as reported	53.6%	57.1%	5.9%	52.3%
Gross profit margin, as adjusted	56.7%	59.8%	5.9%	54.9%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Operating Income
	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
		Continuing Operations	Discontinued Operations	Total
As reported	$10.3	$4.0	$(1.9)	$2.1
Acquisition and integration-related charges	—	0.3	—	0.3
Restructuring and transformation charges	—	2.9	—	2.9
Post-RH Divestiture transition charges	—	1.0	—	1.0
Post-RH Divestiture restructuring	3.1	0.7	—	0.7
EU MDR Compliance	—	1.3	—	1.3
Litigation and legal	(1.4)	—	—	—
Intangibles amortization	5.1	6.1	—	6.1
As adjusted non-GAAP	$17.1	$16.3	$(1.9)	$14.4

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Income (Loss) Before Taxes
	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
		Continuing Operations	Discontinued Operations	Total
As reported	$9.7	$1.5	$(1.9)	$(0.4)
Acquisition and integration-related charges	—	0.3	—	0.3
Restructuring and transformation charges	—	2.9	—	2.9
Post-RH Divestiture transition charges	—	1.0	—	1.0
Post-RH Divestiture restructuring	3.1	0.7	—	0.7
EU MDR Compliance	—	1.3	—	1.3
Litigation and legal	(1.4)	—	—	—
Intangibles amortization	5.1	6.1	—	6.1
As adjusted non-GAAP	$16.5	$13.8	$(1.9)	$11.9

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Tax (Provision) Benefit
	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
		Continuing Operations	Discontinued Operations	Total
As reported	$(3.1)	$(1.0)	$0.5	$(0.5)
Tax effects of adjusting items	(1.4)	(2.7)	—	(2.7)
As adjusted non-GAAP	$(4.5)	$(3.7)	$0.5	$(3.2)
Effective tax rate, as reported	32.0%	66.7%	26.3%	125.0%
Effective tax rate, as adjusted	27.3%	26.8%	26.3%	26.9%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions except per share amounts)

	Net Income (Loss)
	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
		Continuing Operations	Discontinued Operations	Total
As reported	$6.6	$0.5	$(1.4)	$(0.9)
Acquisition and integration-related charges	—	0.3	—	0.3
Restructuring and transformation charges	—	2.9	—	2.9
Post-RH Divestiture transition charges	—	1.0	—	1.0
Post-RH Divestiture restructuring	3.1	0.7	—	0.7
EU MDR Compliance	—	1.3	—	1.3
Litigation and legal	(1.4)	—	—	—
Intangibles amortization	5.1	6.1	—	6.1
Tax effects of adjusting items	(1.4)	(2.7)	—	(2.7)
As adjusted non-GAAP	$12.0	$10.1	$(1.4)	$8.7
Diluted earnings (loss) per share, as reported	$0.14	$0.01	$(0.03)	$(0.02)
Diluted earnings (loss) per share, as adjusted	$0.26	$0.22	$(0.03)	$0.19

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions except per share amounts)

	Selling, General and Administrative Expenses
	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
		Continuing Operations	Discontinued Operations	Total
As reported	$75.7	$83.6	$—	$83.6
Acquisition and integration-related charges	—	(0.3)	—	(0.3)
Restructuring and transformation charges	—	(2.1)	—	(2.1)
Post-RH Divestiture transition charges	—	(0.4)	—	(0.4)
Post-RH Divestiture restructuring	(0.8)	(0.7)	—	(0.7)
EU MDR Compliance	—	(1.3)	—	(1.3)
Intangibles amortization	(2.2)	(2.7)	—	(2.7)
As adjusted non-GAAP	$72.7	$76.1	$—	$76.1
SG&A as a percentage of revenue, as reported	45.2%	50.3%	—%	45.7%
SG&A as a percentage of revenue, as adjusted	43.4%	45.8%	—%	41.6%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	EBITDA
	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
		Continuing Operations	Discontinued Operations	Total
Net income (loss)	$6.6	$0.5	$(1.4)	$(0.9)
Interest expense, net	0.6	2.5	—	2.5
Income tax provision (benefit)	3.1	1.0	(0.5)	0.5
Depreciation	4.5	5.3	—	5.3
Amortization	5.1	6.1	—	6.1
EBITDA	19.9	15.4	(1.9)	13.5
Acquisition and integration-related charges	—	0.3	—	0.3
Restructuring and transformation charges	—	2.9	—	2.9
Post-RH Divestiture transition charges	—	1.0	—	1.0
Post-RH Divestiture restructuring	3.1	0.7	—	0.7
EU MDR Compliance	—	1.3	—	1.3
Litigation and legal	(1.4)	—	—	—
Adjusted EBITDA	$21.6	$21.6	$(1.9)	$19.7

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions except per share amounts)

	Free Cash Flow
	Three Months Ended March 31,
	2025	2024
Cash provided by operating activities	$25.7	$(8.0)
Capital expenditures	(6.7)	(4.1)
Free Cash Flow	$19.0	$(12.1)

2025 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$0.33	to	$0.56
Intangibles amortization	0.25	to	0.24
Post RH-Divestiture transition charges	0.12	to	0.10
Other	0.05	to	0.05
Adjusted diluted earnings per share (non-GAAP)	$0.75	to	$0.95

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	March 31, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$97.0	$107.7
Accounts receivable, net	104.8	132.8
Inventories	138.1	138.8
Prepaid and other current assets	12.5	14.1
Total Current Assets	352.4	393.4
Property, Plant and Equipment, net	109.8	110.7
Operating Lease Right-of-Use Assets	32.1	34.1
Goodwill	455.9	455.6
Other Intangible Assets, net	107.2	112.3
Deferred Tax Assets	25.0	24.9
Other Assets	25.4	23.2
TOTAL ASSETS	$1,107.8	$1,154.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$9.4	$9.4
Current portion of operating lease liabilities	10.4	10.9
Trade accounts payable	46.0	54.3
Accrued expenses	71.4	91.3
Total Current Liabilities	137.2	165.9
Long-Term Debt	98.0	125.3
Operating Lease Liabilities	23.1	24.6
Deferred Tax Liabilities	5.6	5.5
Other Long-Term Liabilities	4.5	4.4
TOTAL LIABILITIES	268.4	325.7
Stockholders’ Equity	839.4	828.5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,107.8	$1,154.2

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended March 31,
	2025	2024
Operating Activities
Net income (loss)	$6.6	$(0.9)
Depreciation and amortization	9.6	11.4
Loss on asset dispositions	0.2	0.3
Changes in operating assets and liabilities, net of acquisition	5.4	(22.0)
Deferred income taxes and other	3.9	3.2
Cash Provided by (Used in) Operating Activities	25.7	(8.0)
Investing Activities
Capital expenditures	(6.7)	(4.1)
Proceeds from RH Divestiture post-closing settlement	—	2.1
Investment in Non-affiliates	(2.4)	—
Cash Used in Investing Activities	(9.1)	(2.0)
Financing Activities
Secured debt repayments	(2.3)	(1.6)
Revolving credit facility proceeds	—	20.0
Revolving credit facility repayments	(25.0)	(10.0)
Purchases of treasury stock	(2.2)	(9.1)
Proceeds from the exercise of stock options	0.4	0.5
Payment of contingent consideration liabilities	—	(0.5)
Cash Used in Financing Activities	(29.1)	(0.7)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	1.8	(1.2)
Decrease in Cash and Cash Equivalents	(10.7)	(11.9)
Cash and Cash Equivalents - Beginning of Period	107.7	87.7
Cash and Cash Equivalents - End of Period	$97.0	$75.8

AVANOS MEDICAL, INC.
SELECTED BUSINESS SEGMENT DATA
(unaudited)
(in millions)

			Three Months Ended March 31,
			2025	2024	Change
Specialty Nutrition Systems:
Enteral feeding			$74.5	$70.0	6.4%
Neonate solutions			26.6	24.6	8.1%
Total Specialty Nutrition Systems			101.1	94.6	6.9%
Pain Management and Recovery:
Surgical pain and recovery			24.5	27.0	(9.3)%
Radiofrequency Ablation			31.7	29.3	8.2%
Total Pain Management and Recovery			56.2	56.3	(0.2)%
Corporate and Other			10.2	15.2	(32.9)%
Total Net Sales			$167.5	$166.1	0.8%

Operating Income (Loss)
Specialty Nutrition Systems			21.1	$15.4	37.0%
Pain Management and Recovery			0.2	(2.1)	(109.5)%
Corporate and Other			(11.0)	(9.3)	18.3%
Total Operating Income			$10.3	$4.0	157.5%

Net sales - percentage change	Total	Volume	Pricing/Mix	Currency	Other(a)
Specialty Nutrition Systems	6.9%	8.7%	0.2%	(1.2)%	(0.8)%
Pain Management and Recovery	(0.2)%	2.0%	0.4%	(0.7)%	(1.9)%
Corporate and Other	(32.9)%	(11.3)%	(28.0)%	—%	6.4%
______________________________
(a)Other includes the effects of our withdrawal from certain revenue streams that did not meet our return criteria and rounding.